                                                                       Exhibit 4
                                                                       ---------

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                             SUBORDINATED DEBENTURE
                               PURCHASE AGREEMENT



                           DATED AS OF MARCH 11, 1998

                                 BY AND BETWEEN

                                JAY JACOBS, INC.

                                      AND

                 CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.,

                          STRATEGIC ASSOCIATES, L.P.,

                                      AND

                      T. ROWE PRICE RECOVERY FUND II, L.P.


--------------------------------------------------------------------------------

                                 TABLE OF CONTENTS

                                                                                          Page
SECTION 1   Authorization, Purchase and Sale of Debentures; Issuance of Warrants.......   - 1 -
            1.1    Authorization of the Debentures.....................................   - 1 -
            1.2    Authorization of the Warrants.......................................   - 1 -
            1.3    Purchase and Sale of Debentures.....................................   - 2 -
                   (a)  The Closing....................................................   - 2 -
                   (b)  Use of Proceeds................................................   - 2 -
            1.4    Issuance of Warrants................................................   - 2 -

SECTION 2   Certain Terms of the Debentures and Warrants...............................   - 2 -
            2.1    Certain Terms of the Debentures.....................................   - 2 -
                   (a)  General........................................................   - 2 -
                   (b)  Voluntary Prepayment...........................................   - 3 -
                   (c)  Mandatory Prepayment...........................................   - 3 -
                   (d)  Rights of Holder upon an Event of Default......................   - 4 -
                   (e)  Manner of Conversion...........................................   - 4 -
            2.2    Certain Terms of the Warrants.......................................   - 5 -
            2.3    Replacement of Debenture or Warrant.................................   - 5 -
            2.4    Registration, etc...................................................   - 5 -

SECTION 3   Conditions to Purchaser's Obligation.......................................   - 6 -
            3.1    Certificate that Representations True at Closing....................   - 6 -
            3.2    Covenants of the Company............................................   - 6 -
            3.3    No Injunction.......................................................   - 6 -
            3.4    Approvals...........................................................   - 6 -
            3.5    Opinion of Seller's Counsel.........................................   - 6 -
            3.6    Delivery of Warrants and Debentures.................................   - 6 -
            3.7    Other Deliveries....................................................   - 7 -
            3.8    Director Approval...................................................   - 7 -
            3.9    Lender's Consent....................................................   - 7 -
            3.10   Preferred Stock Shareholder Approval................................   - 7 -

SECTION 4   Conditions to Company's Obligations........................................   - 7 -
            4.1    Certificate That Representations True at Closing....................   - 7 -
            4.2    Covenants of Purchaser..............................................   - 8 -
            4.3    No Injunction.......................................................   - 8 -
            4.4    Director Approval...................................................   - 8 -
            4.5    Lender's Consent....................................................   - 8 -

SECTION 5   Representations and Warranties of the Company..............................   - 8 -
            5.1    Authority; Validity.................................................   - 8 -
            5.2    No Conflicts or Defaults............................................   - 8 -
            5.3    Consents and Approvals..............................................   - 9 -

            5.4    Representations and Warranties Regarding the Company................   - 9 -
            5.5    No Material Changes.................................................   - 9 -
            5.6    Accuracy of Information.............................................   - 9 -
            5.7    Capitalization......................................................   - 9 -
            5.8    Payment of Indebtedness.............................................  - 10 -

SECTION 6   Representations and Warranties of Purchasers...............................  - 11 -
            6.1    Authority...........................................................  - 11 -
            6.2    No Conflicts........................................................  - 11 -
            6.3    Investment Representations..........................................  - 11 -

SECTION 7   Events of  Default.........................................................  - 11 -
            7.1    Events of Default...................................................  - 11 -
            7.2    Annulment of Defaults...............................................  - 13 -

SECTION 8   Covenants of the Company...................................................  - 14 -
            8.1    General Covenants of the Company....................................  - 14 -
                   (a)  Punctual Payment...............................................  - 14 -
                   (b)  Payment of Taxes and Other Obligations.........................  - 14 -
                   (c)  Maintenance of Insurance.......................................  - 14 -
                   (d)  Preservation of Corporate Existence............................  - 14 -
                   (e)  Compliance with Laws...........................................  - 15 -
                   (f)  Access to Information..........................................  - 15 -
                   (g)  Keeping of Records and Books of Account........................  - 15 -
                   (h)  Maintenance of Properties, etc.................................  - 15 -
                   (i)  Compliance with ERISA..........................................  - 15 -
                   (j)  Dealings with Affiliates.......................................  - 15 -
                   (k)  SEC Reports....................................................  - 16 -
                   (l)  Debt...........................................................  - 16 -
                   (m)  Proceeds from Public Offering..................................  - 16 -
                   (n)  Use of Proceeds................................................  - 17 -
                   (o)  Additional Warrants and/or Conversion Shares...................  - 17 -
                   (p)  Designation of Series C Convertible Preferred Stock and
                        Common Stock Equivalent Shares.................................  - 17 -
                   (q)  Notice to Purchasers Upon an Event of Default..................  - 17 -

SECTION 9   Subordination of Debentures................................................  - 17 -
            9.1    Subordinate to Senior Indebtedness..................................  - 17 -
            9.2    Ranking with respect to other Subordinated Indebtedness.............  - 18 -

SECTION 10  Miscellaneous..............................................................  - 18 -
            10.1   Indemnification.....................................................  - 18 -
            10.2   No Waiver; Cumulative Remedies......................................  - 18 -
            10.3   Amendments, Waiver and Consents.....................................  - 19 -
            10.4   Notices.............................................................  - 19 -

            10.5   Costs and Expenses..................................................  - 20 -
            10.6   Binding Effect; Assignment..........................................  - 20 -
            10.7   Survival of Representations and Warranties..........................  - 21 -
            10.8   Prior Agreements....................................................  - 21 -
            10.9   Governing Law.......................................................  - 21 -
            10.10  Headings............................................................  - 21 -
            10.11  Counterparts........................................................  - 21 -
            10.12  Further Assurances..................................................  - 21 -


                   SUBORDINATED DEBENTURE PURCHASE AGREEMENT



     THIS SUBORDINATED DEBENTURE PURCHASE AGREEMENT (the "Debenture Agreement"
                                                          -------------------
or this "Agreement") is made as of March 11, 1998, by and between JAY JACOBS, INC., a Washington corporation (the "Company") and CAHILL, WARNOCK STRATEGIC
                                     -------
PARTNERS FUND, L.P., a limited partnership organized under the laws of the State of Delaware, STRATEGIC ASSOCIATES, L.P., a limited partnership organized under the laws of the State of Delaware, and T. ROWE PRICE RECOVERY FUND II, L.P., a limited partnership organized under the laws of the State of Delaware (each a "Purchaser" and collectively, the "Purchasers").
----------                         ----------

     WHEREAS, the Company wishes to sell Purchasers the Company's Debentures (as defined below) in an aggregate principal amount of Two Million Dollars ($2,000,000);

     WHEREAS, to induce the Purchasers to acquire the Company's Debentures and as consideration hereunder, the Company has agreed to grant Purchasers warrants (the "Warrants"), as set forth on Exhibit A hereto, to acquire two percent (2%),
      --------                    ---------
on a fully diluted basis, of the Company's common stock, par value $.01 (the "Common Stock") or such other stock with rights and privileges set forth on
-------------
Exhibit B hereto (the "Common Stock Equivalent Shares" or the "Common Stock
---------              ------------------------------          ------------
Equivalents"); and
-----------

     WHEREAS, each Purchaser wishes to purchase from the Company, severally and not jointly, the Company's Debentures in the principal amount set forth next to such Purchaser's name on Exhibit A hereto.
                         ---------

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:


                                   SECTION 1

                       Authorization, Purchase and Sale
                      of Debentures; Issuance of Warrants
                      -----------------------------------

     1.1  Authorization of the Debentures.  The Company has authorized the
          -------------------------------
issuance and sale to Purchasers of the Company's subordinated convertible debentures in the aggregate original principal amount of Two Million Dollars ($2,000,000). Such debentures shall be substantially in the form set forth as Exhibit C (each a "Debenture" and collectively the "Debentures"). The Debentures
                   ---------                        ----------
shall be repayable at the times and under the terms and conditions specified therein.

     1.2  Authorization of the Warrants.  The Company has authorized the
          -----------------------------
issuance of Warrants as part of the consideration for the loan evidenced by the Debentures. The Warrants initially entitle Purchasers to purchase an aggregate of 1,675,205 shares of the Company's

Common Stock, or Common Stock Equivalents, at an exercise price of $.01 per share of Common Stock or $1.00 per Common Stock Equivalent Share, subject to any adjustment as set forth in Section 3.3 of the Warrant. The Warrant shall be substantially in the form set forth as Exhibit D (each a "Warrant" and
                                                          -------
collectively the "Warrants"). The Company has reserved a sufficient number of
                  --------
shares of Common Stock or Common Stock Equivalents for issuance upon exercise of the Warrant. (The shares of Common Stock or Common Stock Equivalents issuable upon exercise of each Warrant are referred to as the "Warrant Shares.")
                                                      --------------

     1.3  Purchase and Sale of Debentures.
          -------------------------------

          (a)  The Closing. The Company agrees to issue and sell to each
               -----------
Purchaser, and subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each Purchaser agrees to purchase, severally and not jointly, a Debenture for the purchase price (the "Purchase Price") and in the principal amount of: (i) One Million Two Hundred Eighteen Thousand Dollars ($1,218,000) with respect to Cahill, Warnock Strategic Partners Fund, L.P.; (ii) Sixty-eight Thousand Dollars ($68,000) with respect to Strategic Associates, L.P.; and (iii) Seven Hundred Fourteen Thousand Dollars ($714,000) with respect to T. Rowe Price Recovery Fund II, L.P. Such purchase and sale shall take place at a closing (the "Closing") to be held by exchange of
                                             -------
documents on March 11, 1998, or on such other date as may be mutually agreed, at the offices of Wilmer, Cutler & Pickering at 100 Light Street, 13th Floor, Baltimore, Maryland 21202 (the date of such Closing is the "Closing Date"). At
                                                            ------------
the Closing, the Company will issue and deliver to each Purchaser a duly executed Debenture and Warrant each in the amounts set forth on Exhibit A
                                                                ---------
hereto. At the Closing, each Purchaser will deliver to the Company severally and not jointly, by wire transfer of immediately available funds to an account designated by the Company by written notice to Purchasers, the Purchase Price.

          (b)  Use of Proceeds. The Company agrees to use the full proceeds, to
               ---------------
the extent required, from the sale of the Debentures to finance working capital requirements.

     1.4  Issuance of Warrants.  At the Closing, the Company agrees to issue to
          --------------------
each Purchaser, as part of the consideration for the loan evidenced by the Debenture, a Warrant substantially in the form as set forth in Exhibit C.
                                                               ---------

                                 SECTION 2

                 Certain Terms of the Debentures and Warrants
                 --------------------------------------------

     2.1  Certain Terms of the Debentures.
          -------------------------------

          (a) General. All principal, interest and amounts outstanding under the Debentures shall be due and payable in full on December 31, 1998 (the "Maturity Date"). The Debentures shall bear interest at an annual rate of
 -------------
fourteen percent (14%). Accrued and unpaid interest shall be due and payable semiannually in arrears on June 30 and December 31 of each year until maturity. Payments of principal and interest on the Debentures shall be made in immediately available funds in lawful currency of the United States by wire transfer directly to an account designated by Purchaser, or its registered assignee(s) (the Purchaser and any registered assignee(s) of the Debenture is sometimes referred to as the "Holder") by written notice to the Company or by
                              ------
certified check duly mailed or delivered to Purchaser at its address set forth in Section 10.4 of the Agreement. The Debenture (and any rights of the Purchaser hereunder or related thereto) is non-transferable except to a person or entity controlled by, or under common control with, Purchaser. No sinking fund or similar provision shall be required to fund payment of principal or interest under the Debenture. Payment of principal and interest on the Debenture is unsecured.

          (b)  Voluntary Prepayment.  Except as set forth herein, the Debenture
               --------------------
may not be prepaid or redeemed, in whole or in part, by the Company prior to maturity without the prior written consent of the Holder of the Debenture.

          (c)  Mandatory Prepayment.  Unless agreed to in writing by the Holder,
               --------------------
the Company shall be required to prepay:

               (i) In the event that the Company consummates a registered underwritten public offering covering the offer and sale of Common Stock or Common Stock Equivalents for the account of the Company in which net proceeds to the Company of the public offering equals or exceeds $5 million (a "Public Offering"), then the Company must apply,
                                 ---------------
          at the request of the Holder, the proceeds of such Public Offering (to the extent available after payment of all Senior Indebtedness (as defined in Section 9.5 herein) to prepay the unpaid principal amount and outstanding interest of this Debenture;

               (ii) Upon an Event of Default, subject to the provisions of
          Section 2.1(d);

               (iii) Upon a Change of Control (as defined below) of the Company, in which case the Holder shall have the right, at is sole discretion, to require the Company to repurchase the Debenture upon ten (10) business days' prior written notice at a price equal to 105% of the principal amount of the Debenture plus any unpaid interest thereon. The Company shall provide the Holder with written notice within two (2) business days of a Change of Control. For purposes of this Section only, "Change of Control" means any event or series of
                              -----------------
          events by which (A) any Person or group obtains a majority (by voting or otherwise) of the securities of the Company ordinarily having the right to vote in the election of directors; (B) during any two year period, individuals who at the beginning of any such two year period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of the majority of the directors then still in office who were either directors at the beginning of such period or whose election, recommendation, or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (C) the merger, consolidation, reorganization, recapitalization, dissolution or liquidation of the Company if as a result the current stockholders no longer own more than 50% of the voting securities of the Company;
          (D) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Company; or (E) the adoption of a plan leading to the liquidation or dissolution of the Company; or

               (iv) Upon the issuance of any subordinated indebtedness by the Company, other than the Debentures ("New Subordinated Debt").
                                               --------------------

          (d) Rights of Holder upon an Event of Default.   Upon an Event of
              -----------------------------------------
Default (including without limitation failure to pay principal and interest), the Holder, at its discretion, shall have the right to:

               (i) demand payment in full of the principal amount of the Debenture and all unpaid interest thereon;

               (ii) extend the term of the Debenture, for an additional term of up to a maximum of one year, subject to receiving additional warrants (the "Additional Warrants") to purchase Common Stock or Common Stock
                -------------------
          Equivalents equal to such Holder's Pro Rata Interest (as set forth on Exhibit A hereto) in an aggregate of three percent (3%) of the Common
          ---------
          Stock or Common Stock Equivalents on a fully diluted basis; in such case the terms of the Additional Warrants shall be substantially similar to those of the Warrants, including without limitation a term of five years and an exercise price of $.01 per share of Common Stock or $1.00 per Common Stock Equivalent Share;

               (iii) convert the principal amount of this Debenture, or any portion thereof, into the number of fully paid and non-assessable shares of Series C Convertible Preferred Stock, par value $.01 per share, with the rights and preferences set forth in Exhibit E, of the
                                                              ---------
          Company determined by dividing the principal amount so converted by the purchase price of $100 per share (the "Conversion Shares"); or
                                                     -----------------

               (iv) enter into such other written agreement with the Company upon terms and conditions mutually agreeable to the parties thereto.

          (e)  Manner of Conversion.  The manner of conversion shall be set
               --------------------
forth in the Debenture.

     2.2 Certain Terms of the Warrants. The Warrants initially shall be exercisable into an aggregate of 1,675,205 shares of Common Stock or Common Stock Equivalents, as set forth on Exhibit A hereto, subject to adjustment
                                   ---------
pursuant to Section 3.3 of the Warrant. The Warrants shall be exercisable at any time between the Closing Date and the fifth anniversary of the Closing Date (the "Exercise Period"), regardless of whether any or all of the Debentures have been
 ---------------
redeemed. The Warrant entitles the holder (the Purchaser and any registered assignee(s) of the Warrant is sometimes referred to as the "Holder") to purchase
                                                            ------
the Warrant Shares at an exercise price ("Exercise Price") of $.01 per share.
                                          --------------
During the Exercise Period, at the option of the Holder, the Warrant may be exercised in whole or in part by payment in cash, bank cashier's check or certified check.

     2.3 Replacement of Debenture or Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Debenture or Warrant and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Debenture or Warrant, the Company will issue a new Debenture or Warrant, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Debenture or Warrant; provided, however, if
                                                           --------  -------
any Debenture or Warrant of which Purchaser, its nominee, or any of its partners, officers or principals is the registered Holder is lost, stolen or destroyed, the affidavit of such principal or general partner or any principal or corporate officer of such Holder setting forth the circumstances with respect to such loss, theft or destruction, together with an agreement to indemnify the Company with respect thereto shall be delivered to the Company and shall be accepted as satisfactory evidence thereof, and no bond or other security shall be required as a condition to the execution and delivery by the Company of a new Debenture or Warrant in replacement of such lost, stolen or destroyed Debenture or Warrant.

     2.4  Registration, etc.  The Company shall maintain at its principal office
          -----------------
a register with respect to the Debentures and the Warrants and shall record therein the names and addresses of the respective registered Holders thereof, to which notices are to be sent and the addresses to which payments (in the case of the Debentures) are to be made as designated by the registered Holder if other than the address of such Holder, and the particulars of all permitted transfers, exchanges and replacements of the Debentures and Warrants. Provided that such transfer is permitted herein, the Company shall record on such register any and all transfers of the Debentures and Warrants by or for the registered Holder or such Holder's executors or administrators or their duly appointed attorney, in form reasonably satisfactory to the Company, in order to maintain an accurate record of the Holder(s) thereof. Each Debenture and Warrant issued hereunder, whether originally or upon transfer, exchange or replacement, shall be registered on the date of execution thereof by the Company. The registered Holder of a Debenture or Warrant issued hereunder shall be that individual, corporation, partnership, joint venture, trust or unincorporated organization or other entity (a "Person") in whose name the Debenture or Warrant has been so
                 ------
registered by the Company. A registered Holder shall be deemed the owner of a Debenture or Warrant for all purposes of this Agreement and, subject to the provisions hereof, shall be entitled to all of the benefits thereof and rights thereunder free from all equities or rights of set off or counterclaim between the Company and the transferor of such registered Holder or any previous registered Holder of such Debenture or Warrant.

                                 SECTION 3

                     Conditions to Purchaser's Obligation
                     ------------------------------------

     The obligation of each Purchaser to purchase and pay for the Debenture at the Closing is subject to the following conditions, which may be waived by each Purchaser at its sole discretion:

     3.1  Certificate that Representations True at Closing.  Purchasers shall
          ------------------------------------------------
have received the executed certificate of an executive officer of the Company to the effect that each of the Company's representations and warranties herein, including without limitation those incorporated by reference herein, and in any document or instrument delivered to Purchasers hereunder shall be true and correct on the Closing Date with the same force and effect as though such representations and warranties had been made again on and as of such time.

     3.2  Covenants of the Company.  The Company shall have duly performed all
          ------------------------
of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date, including but not limited to the closing deliveries required of it and shall deliver to Purchasers an executed certificate of an executive officer of the Company to such effect.

     3.3  No Injunction.  No action, proceeding, investigation, regulation or
          -------------
legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, or that is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of the business of the Company, if such action, proceeding, investigation, regulation or legislation, in the reasonable judgment of Purchaser, would make it inadvisable to consummate such transactions.

     3.4  Approvals.  The execution and the delivery of this Agreement and the
          ---------
consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities whose approvals are required by law and by all third parties whose approvals are required by an agreement binding upon the Company.

     3.5  Opinion of Seller's Counsel.  Purchasers shall have received from
          ---------------------------
Stoel Rives, LLP, counsel to the Company, an opinion addressed to Purchasers, dated the Closing Date, in form and substance reasonably satisfactory to Purchasers and their counsel.

     3.6  Delivery of Warrants and Debentures.  Purchasers shall have received
          -----------------------------------
from the Company the Debentures, in substantially the form of Exhibit C hereto,
                                                              ---------
and Warrants, in substantially the form of Exhibit D hereto, all duly authorized
                                           ---------
and executed by an officer of the Company in the amounts set forth on Exhibit A
                                                                      ---------
hereto.


     3.7 Other Deliveries. Purchasers shall have received from the Company (i) a letter executed by a duly authorized executive officer of the Company, which is attached hereto as Exhibit G, confirming that, except as set forth therein,
                      ---------
the Company has not undergone any material change since December 5, 1997 (the "Bring-down Letter"); (ii) a Registration Rights Agreement substantially in the
 -----------------
form of Exhibit H granting each Purchaser registration rights described therein
        ---------
with respect to the Warrant Shares and any shares of Common Stock or

Common Stock Equivalents obtained, directly or indirectly, upon conversion of a Debenture pursuant to Section 2.1(d); (iii) an incumbency certificate; (iv) a certificate executed by the Company's Secretary stating that the articles of incorporation and bylaws attached thereto are true, complete and accurate as of the Closing Date; and (v) a short form Certificate of Good Standing, or equivalent certificate, from the State of Washington.

     3.8  Director Approval.  The transactions described in this Agreement shall
          -----------------
have been approved by the three directors of the Company who have no interest in those transactions.

     3.9  Lender's Consent.  General Electric Capital Corporation ("GECC" or
                                                                    ----
the "Lender") shall have (i) consented in writing to the transactions hereunder,
     ------
and (ii) executed and delivered to the Company and the Purchasers an amendment, in form and content satisfactory to the Company and the Purchasers, to the Loan and Security Agreement, dated as of August 29, 1997 (as amended, the "GECC Loan
                                                                      ---------
Agreement") between the Company and GECC.
---------

     3.10  Preferred Stock Shareholder.  The Series A Preferred Stock
           ---------------------------
shareholders and the Series B Convertible Preferred Stock shareholders shall have approved the designation of 20,000 shares of preferred stock as Series C Convertible Preferred Stock with the rights and preferences set forth in Exhibit E.
---------

                                 SECTION 4

                      Conditions to Company's Obligations
                      -----------------------------------

     The obligation of the Company to issue and sell the Debentures at the Closing is subject to the following conditions, which may be waived by the Company at its sole discretion:

     4.1  Certificate That Representations True at Closing.  The Company shall
          ------------------------------------------------
have received an executed certificate of each Purchaser to the effect that Purchaser's representations and warranties herein and in any document or instrument delivered to the Company hereunder shall be true and correct on the Closing Date with the same force and effect as though such representations and warranties had been made again on and as of such time.

     4.2  Covenants of Purchaser.  Purchasers shall have duly performed all of
          ----------------------
the covenants, acts and undertakings to be performed by it on or prior to the Closing Date, including but not limited to the closing deliveries required of them and shall deliver to the Company an executed certificate of each Purchaser to such effect.

     4.3  No Injunction.  No action, proceeding, investigation, regulation or
          -------------
legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, or that is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of the business of Purchasers, if such action, proceeding, investigation, regulation or legislation, in the reasonable judgment of Company, would make it inadvisable to consummate such transactions.

     4.4  Director Approval.  The transactions described in this Agreement shall
          -----------------
have been approved by the three directors of the Company who have no interest in those transactions.



     4.5  Lender's Consent.  GECC shall have (i) consented in writing to the
          ----------------
transactions hereunder, and (ii) executed and delivered to the Company and the Purchasers an amendment, in form and content satisfactory to the Company and the Purchasers, to the GECC Loan Agreement.



                                   SECTION 5



                 Representations and Warranties of the Company
                 ---------------------------------------------


     The Company hereby represents and warrants to and agrees with each Purchaser as follows:



     5.1  Authority; Validity.  The Company has the full legal right, power and
          -------------------
authority to enter into this Agreement and to issue the Debentures and Warrants in accordance with the terms of this Agreement. This Agreement has been duly and validly executed by the Company and this Agreement, the Debentures and Warrants constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution under this Agreement may be limited by federal or state securities laws or public policy thereto.

     5.2  No Conflicts or Defaults.  Except as set forth in Schedule 5.2, the
          ------------------------
execution, delivery and performance of this Agreement, the Debentures and the Warrants and the consummation of the transactions by the Company contemplated hereby and thereby will not conflict with, violate or result in a breach or constitute a default under any mortgage, indenture, loan agreement (including without limitation the GECC Loan Agreement) or other agreement or instrument binding upon the Company (including without limitation the Company's articles of incorporation and/or bylaws), or any order, decree, statute, ordinance, regulation or other law applicable to the Company; and the Company is not in default under any such agreement. Except as disclosed in the Preferred Agreement, the Company is not currently in default under any such agreement, instrument or law.

     5.3 Consents and Approvals. Except for (i) the consent of the Company's Common Stock shareholders with respect to authorizing the proposed one-for-fifteen reverse stock split and/or the issuance of additional shares of Common Stock and (ii) the filing of the articles of amendment with respect to the designation of the Series C Convertible Preferred Stock, with the rights and preferences set forth in Exhibit E, and Common Stock Equivalent Shares, no
                         ---------
consent,
approval, order or authorization of, or registration, declaration or filing with, any governmental authority or any third party (including without limitation GECC or any other lender) is required in connection with the execution, delivery and performance of this Agreement, the Debentures and the Warrants by the Company and the consummation of the transactions by the Company hereunder.

     5.4  Representations and Warranties Regarding the Company.  In order to
          ----------------------------------------------------
induce the Purchasers to enter into this Agreement, the Company hereby represents and warrants that except as set forth on Schedule 5.4, each of the
                                                    ------------
representations and Warranties regarding the Company set forth in Section 4 of the Preferred Stock Purchase Agreement, dated as of December 5, 1997, by and between the parties hereto and other parties named therein (the "Preferred
                                                                 ---------
Agreement"), attached hereto as Exhibit F, is true, complete and accurate in all
---------                       ---------
respects as if such representations and warranties had been made on the date hereof.

     5.5  No Material Changes.  Except as set forth in the Bring-down Letter,
          -------------------
attached hereto as Exhibit F, there have been no material changes with respect
                   ---------
to the Company (including without limitation the Company's capital stock) since December 5, 1997.

     5.6  Accuracy of Information.  None of this Agreement, the Debentures, the
          -----------------------
Warrants nor any certificate, instrument or other agreement furnished or to be furnished by or on behalf of the Company (including without limitation the Preferred Agreement), contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     5.7  Capitalization.
          --------------

          (a) The authorized capital stock of the Company is 25,000,000 shares, consisting of 20,000,000 shares of common stock, par value $.01 per share ("Common Stock") of which 8,216,546 shares are issued and outstanding and no
--------------
shares are held in treasury, and 5,000,000 shares of preferred stock, consisting of 46,000 shares of Series A Stock and 25,000 shares of Series B Stock, all of
which is issued and outstanding.   Schedule 5.7 lists all options, warrants or
                                   ------------
other rights of any kind granted by the Company to purchase or otherwise acquire capital stock of the Company issued and outstanding prior to Closing. The Company has duly and validly reserved for issuance 74,896,731 shares of Common Stock upon exercise or conversion of currently outstanding rights, options, warrants and other convertible securities. The Company has reserved and designated or, prior to the Closing, will reserve and designate 20,000 shares of Series C Convertible Preferred Stock and 1,675,520 shares of Common Stock for issuance upon conversion of the Warrants, and has reserved a sufficient number of shares of Common Stock Equivalents for issuance upon conversion of the Warrants, and will, concurrent with the termination of all currently outstanding options, reserve 17,342,761 shares of Common Stock for issuance upon exercise of options authorized under the Management Option Plan. Except as listed on
Schedule 5.7, there are outstanding (i) no shares of capital stock or other
------------
voting stock of the Company or any Subsidiary, (ii) no securities of the Company, any Subsidiary or any Person convertible into or exchangeable for shares of capital stock or voting securities of the Company or any Subsidiary,
(iii) no options, warrants or other rights to acquire from the Company or any Subsidiary (including any rights issuable or issued under any shareholder rights plan or similar arrangement), and no obligations, contingent or otherwise, of the Company or any Subsidiary to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or any Subsidiary, (iv) no equity equivalent in the earnings or ownership of the Company, any Subsidiary or any Person or any similar rights to share earnings or ownership, and (v) no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of its securities or to make any investment (by loan, capital contribution or otherwise) in any entity or Person. All outstanding options, rights and warrants have been duly and validly issued and are in full force and effect. All shares of capital stock subject to issuance upon exercise of any options, rights or warrants or otherwise, upon issuance pursuant to the instruments under which they are issuable, assuming approval of the fifteen-for-one reverse stock split, shall be duly authorized, validly issued, fully paid for and non-assessable and free of all preemptive rights. No outstanding options, warrants or other securities exercisable for or convertible into shares of capital stock of the Company require anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

          (b) The issued and outstanding shares of capital stock of the Company
are duly authorized, validly issued, fully paid and non-assessable.   Upon
delivery to the Purchasers of certificates therefor against payment in accordance with the terms of this Agreement, the Debentures, the Warrants, and the Warrant Shares (i) will be validly issued, fully paid and non-assessable,
(ii) will be free and clear of all Liens, and (iii) assuming that the representations of the Purchasers in Section 6 hereof are true and correct, will be issued in compliance with all applicable federal and state securities laws.

     5.8  Payment of Indebtedness.  Except as set forth on Schedule 5.8 hereto,
          -----------------------                          ------------
the Company has satisfied in full all obligations (including without limitation payments due with respect to leases, taxes and payables) owed by the Company where payment of such obligation is at least thirty (30) days past the date on which payment was initially due.

                                   SECTION 6

                 Representations and Warranties of Purchasers
                 --------------------------------------------

     Each Purchaser (severally and not jointly) hereby represents and warrants to and agrees with the Company as follows:

     6.1  Authority.  Purchaser is duly organized and validly existing and has
          ---------
the full legal right, power and authority to enter into this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

     6.2  No Conflicts.  The execution, delivery and performance of this
          ------------
Agreement and the consummation of the transactions by Purchaser contemplated hereby will not conflict with, violate or result in a breach or constitute a default under, any mortgage, indenture, loan agreement or other agreement or instrument, or any order, decree, statute, ordinance, regulation or other law applicable to the Purchaser.

     6.3  Investment Representations.
          --------------------------

          (a) Purchaser is acquiring the Debenture and the Warrant for its own account for investment, and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act");
                                                            --------------

          (b)  Purchaser is an "Accredited Investor" as defined under the
                               -------------------
Securities Act; and

          (c) Purchaser is aware and it acknowledges that neither the Debenture nor the Warrant is registered under the Securities Act or any state securities laws, and that the Debenture and the Warrant are each subject to certain restrictions on the subsequent transfer and/or sale thereof.


                                   SECTION 7

                              Events of  Default
                              ------------------


     7.1  Events of Default.  For so long as any indebtedness under the
          -----------------
Debentures shall be outstanding, the following events shall constitute an event of default hereunder (each an "Event of Default" and collectively the "Events of
                               ----------------                        ---------
Default"):
-------

          (a) The Company shall fail to pay any installment of principal of or interest on the Debentures when due (including without limitation payment in full of all principal and unpaid interest on the Maturity Date) and any such failure shall not be cured by full performance thereof within five (5) business days after written notice thereof shall have been given to the Company by any registered Holder of the Debentures; or

          (b) The Company shall default in the performance of any covenant contained in Section 8 of this Agreement, any financing or loan agreement (including without limitation the GECC Loan Agreement), and any such failure shall not be cured by full performance thereof within five (5) business days after written notice thereof shall have been given to the Company by any registered Holder of the Debentures; or

          (c) Any representation or warranty made by the Company or any Subsidiary in this Agreement (including without limitation those incorporated herein from the Preferred Agreement) or by the Company or any Subsidiary (or any officers of the Company or any Subsidiary) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement, any financing or loan agreement (including without limitation the GECC Loan Agreement), shall prove to have been incorrect when made in any material respect; or

          (d) The Company or any Subsidiary shall fail to perform or observe any other material term, covenant or agreement contained in the Debentures, or the Warrants on its part to be performed or observed and any such failure shall not be cured or by full performance thereof within five (5) days after written notice thereof shall have been given to the Company by any registered Holder of the Debenture or Warrant; or

          (e) The Company or any Subsidiary shall (i) admit in writing its inability to pay its debts generally as they become due; (ii) commence a voluntary case under Title 11 of the United States Code as from time to time in effect, or authorize, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case; (iii) file an answer or other pleading omitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under such Title 11, or seek, consent to or acquiesce in the relief therein provided, or fail to controvert timely the material allegations of any such petition; (iv) suffer the entry of an order for relief in any involuntary case commenced under said Title 11; (v) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief; (vi) suffer the entry of an order by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property (not otherwise covered by subsection (f) below); or (vii) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian or all or a substantial part of its property; or

          (f) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against the property of the Company or any Subsidiary in an aggregate amount which exceeds $250,000 and such judgment, writ, or similar process shall not be released, vacated or fully bonded or stayed pending appeal within sixty (60) days after its issue or levy; or

          (g) The Company fails to prepay the unpaid principal amount of the Debenture and outstanding interest thereon, to the extent available after payment of all Senior Indebtedness, in the event of (i) a Public Offering, (ii) a Change of Control, or (iii) an issuance of New Subordinated Debt.

Upon the occurrence of any Event of Default, and in any such event, Purchaser or any other Holder of any Debenture may, by notice to the Company, declare the entire unpaid principal amount of such Debenture, all interest accrued and unpaid thereon and all other amounts payable to such Holder under such Debenture or this Agreement to be forthwith due and payable, whereupon such Debenture, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under Section 6.1(e) in which case all such accounts shall automatically become due and payable without such declaration), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company with respect to itself and its Subsidiaries.

Upon the occurrence of any Event of Default, the Holder shall have the rights set forth in Section 2.1(d).


     7.2  Annulment of Defaults.  Section 7.1 is subject to the condition that,
          ---------------------
if at any time after the principal of any Debenture shall have become due and payable, and before any judgment or decree for the payment of the moneys so due shall have been entered, all arrears of interest upon such Debenture and all other sums payable to the Holder under such Debenture and under this Agreement (except the principal amount which by such declaration shall have become payable) shall have been duly paid, and every other default and Event of Default shall have been made good or cured, then and in every such case the Holder of such Debenture, by written instrument delivered to the Company, may rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any other or subsequent default or Event of Default or impair any right of the holders of any other Debentures consequent thereon.


                                   SECTION 8

                           Covenants of the Company
                           ------------------------


     8.1  General Covenants of the Company.  Without limiting any other
          --------------------------------
covenants and provisions hereof, the Company covenants and agrees that, as long as any Debenture or Warrant is outstanding, it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

     (a)  Punctual Payment.  The Company shall pay the principal of and interest
          ----------------
on the Debentures at the times and place and in the manner provided in the Debentures and herein.

     (b) Payment of Taxes and Other Obligations.  The Company shall pay and
         --------------------------------------
discharge, and cause each Subsidiary to pay and discharge, all material taxes, assessments and governmental charges or levies imposed on it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might likely become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor the Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested and/or negotiated in good faith and by appropriate proceedings if the Company or Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto. The Company shall pay, when due, or in conformity with customary trade terms, all material lease obligations, all material trade debt, and all other material indebtedness incident to the operations of the Company, except such as are being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books adequate reserves with respect thereto.

     (c)  Maintenance of Insurance.  The Company shall maintain, and cause each
          ------------------------
Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

     (d) Preservation of Corporate Existence.  Except with the prior written
         -----------------------------------
consent of the Purchasers, the Company shall preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties; the Company shall preserve and maintain, and cause each Subsidiary to preserve and maintain, all licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or used by and necessary to the conduct of its business; provided, however, that the Company shall not be required to
              --------  -------
preserve any such Subsidiary, license or right if the Board of Directors shall determine that the preservation is no longer desirable in the conduct of the Company's business and that the loss thereof is not, and will not be, adverse in any material respect to the Holders of the Debentures and/or Warrants.

     (e)  Compliance with Laws.  The Company shall comply, and cause each
          --------------------
Subsidiary to comply, with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

     (f)  Access to Information.  In the Event of a Default (as defined in
          ---------------------
Section 7.1 above), the Company shall permit Purchaser or any representatives thereof, at any reasonable time and from time to time, to receive, to examine and make copies of and extract from the records and books of account of (including without limitation unaudited balance sheets of the Company as at the end of each month and unaudited statements of income and of cash flows of the Company for each month and for the current fiscal year to the end of each month, setting forth in comparative form the Company's budget for the corresponding periods for the current fiscal year, all in reasonable detail and duly certified by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied), and visit and inspect the properties of, the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of their officers or directors and independent accountants.

     (g) Keeping of Records and Books of Account.  The Company shall keep, and
         ---------------------------------------
cause each Subsidiary to keep, adequate records and books of account, in which complete entries shall be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, inventory realization, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     (h)  Maintenance of Properties, etc.  The Company shall maintain and
          ------------------------------
preserve, and cause each Subsidiary to maintain and preserve, all of its properties, necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted, except as otherwise determined by the Board of Directors.

     (i)  Compliance with ERISA.  The Company shall use its best efforts to
          ---------------------
comply, and cause each Subsidiary to comply, with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any Plan. Neither the Company nor any Subsidiary shall permit any event or condition it knows to exist which would likely permit any such plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company or any Subsidiary.

     (j)  Dealings with Affiliates.  Except for employee or director
          ------------------------
compensation, stock bonus, stock option or similar plans or arrangements approved by the Board of Directors, the Company will not enter or permit any Subsidiary to enter into any transaction with any holder of five percent (5%) or more of any class of capital stock of the Company, or any member of their families or any corporation or other entity in which any one or more of such stockholders or members of their immediate families directly or indirectly holds five percent (5%) or more of any class of capital stock except in the ordinary course of business and on terms not less favorable to the Company or the Subsidiary than it would obtain in a transaction between unrelated parties.

     (k)  SEC Reports.  The Company shall file all reports and other information
          -----------
and documents which it is required to file with the Securities and Exchange Commission ("SEC") pursuant to Section 13 or 15(d) of the Securities and
             ---
Exchange Act of 1934, as amended (the "Exchange Act"). The Company will cause
                                       ------------
any quarterly and annual reports, proxy statements and any other documents which it mails to its stockholders to be mailed to the registered Holder of the Debenture.

     If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare, for the first three quarters of each fiscal year, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act. The Company will also prepare, on an annual basis, complete audited consolidated financial statements, including, but not limited to, a balance sheet, a statement of income and retained earnings, a statement of changes in financial position and all appropriate notes. All such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied, except for changes with which the Company's independent accountants concur, and except that quarterly statements may be subject to year-end adjustments. The Company will cause a copy of such financial statements to be mailed to the registered Holders of the Debentures and Warrants as soon as available within sixty (60) days after the close of each of the first three quarters of each fiscal year and within one hundred twenty
(120) days after the close of each fiscal year.

     The Holders of the Debentures and Warrants and prospective purchasers designated by such Holder will have the right to obtain from the Company upon request by such Holder or prospective purchasers, during any period in which the Company is not subject to
Section 13 or 15(d) of the Exchange Act, the information required by Rule 144A(d)(4)(i) of the Securities Act.

     (l)  Debt.  The Company shall not and shall not permit any Subsidiary to
          ----
create, incur, assume, guaranty or suffer to exist any secured debt in excess of an aggregate of $14 million outstanding principal amount, excluding purchase money indebtedness for office equipment or fixtures; or issue any New Subordinated Indebtedness without first repurchasing the Debentures pursuant to
Section 2.1(c)(iv) hereof.

     (m)  Proceeds from Public Offering.  The Company shall apply, at the
          -----------------------------
request of a Purchaser, the proceeds of a Public Offering to prepay the unpaid principal amount and outstanding interest on the Debentures, to the extent that proceeds are available after payment in full of any Senior Indebtedness (as defined in Section 9.1).

     (n)  Use of Proceeds.  The Company shall apply the proceeds received as a
          ---------------
result of the transactions contemplated hereunder as set forth in Section 1.3(b), or as otherwise agreed to by the parties in writing.

     (o)  Additional Warrants and/or Conversion Shares.  The Company shall fully
          --------------------------------------------
and unconditionally comply with a Holder's election to receive Additional Warrants or Conversion Shares pursuant to Section 2.1(d) within ten (10) days from the date on which the Company receives notice of such Holder's determination or such longer period as may reasonably be required; provided
                                                                   --------
however that the Company shall diligently take all actions necessary to comply
-------
with such request as promptly as possible after the ten day period. The Conversion Shares, the Additional Warrants, and the shares of Common Stock or Common Stock Equivalent Shares issuable upon conversion of the Conversion Shares and/or Additional Warrants shall be duly authorized, validly issued, fully paid and non-assessable; will be free and clear of all Liens; and assuming that the representations of the Purchasers in Section 6 hereof are true and correct, will be issued in compliance with all applicable federal and state securities laws.

     (p)  Designation of Series C Convertible Preferred Stock and Common Stock
          --------------------------------------------------------------------
Equivalent Shares.   By no later than May 1, 1998, the board of directors of the
-----------------
Company shall designate and reserve: (i) 20,000 shares of the Company's preferred stock as Series C Convertible Preferred Stock for issuance as Conversion Shares; and (ii) a sufficient number of shares of the Company's preferred stock as Common Stock Equivalent Stock for issuance upon conversion of the Warrants, Additional Warrants and/or Conversion Shares if the Company does not have a sufficient number of shares of its Common Stock to issue upon such conversions.

     (q)  Notice to Purchasers Upon an Event of Default.   Upon the occurrence
          ---------------------------------------------
of an Event of Default (including without limitation an event of default under any loan agreement with senior debt creditors) and prior to the expiration of any applicable cure period, the Company shall provide prompt notice of such Event of Default to each Purchaser pursuant to Section 10.4 hereof.

                                   SECTION 9

                          Subordination of Debentures
                          ---------------------------


     9.1  Subordinate to Senior Indebtedness.  The Company agrees, and each
          ----------------------------------
Purchaser by its acceptance hereof likewise agrees, that the payment of the principal of and interest on these Debentures is hereby expressly made subject to the terms and conditions contained in that certain Subordination Agreement, which is attached hereto as Exhibit I, dated as of March 11, 1998, by and
                            ---------
between each of the Purchasers and GECC (the "Subordination Agreement").
                                              -----------------------

     9.2  Ranking with respect to other Subordinated Indebtedness.   The
          -------------------------------------------------------
Debentures shall rank pari passu with all other Subordinated Indebtedness of the Company. "Subordinated Indebtedness" means any indebtedness of the Company,
          -------------------------
whether outstanding on the date hereof or incurred, assumed or guaranteed by the Company, which is subordinated in right of payment or in rights upon liquidation to Senior Indebtedness.

     9.3  Miscellaneous.  The Company agrees that no provision of the
          -------------
Subordination Agreement, by its own terms, shall impair as between each Purchaser and the Company, the Company's obligations to pay each Purchaser the principal, interest, and other charges due under this Agreement as and when the same shall become due in accordance with the terms of this Agreement, the Debentures, and the Warrants; and no provision of the Subordination Agreement, by its own terms, shall prevent any Purchaser from exercising all rights and remedies otherwise permitted by applicable law upon default.


                                  SECTION 10

                                 Miscellaneous
                                 -------------


     10.1  Indemnification.  The Company hereby agrees to indemnify, exonerate
           ---------------
and hold each Purchaser and each of its partners, and their stockholders, officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, suits, litigation, losses, liabilities and damages, investigations or proceedings instituted by any governmental agency or any other Person, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements, incurred by the indemnitee or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale by the Company of any securities hereunder, or (b) the execution, delivery, performance or enforcement of this Agreement or any instrument contemplated hereby by any of the indemnitees, except in each such case to the extent any such indemnified liabilities arise on account of such indemnitee's gross negligence, willful misconduct or bad faith. Purchasers hereby agree to indemnify, exonerate and hold the Company and its stockholders, officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, suits, litigation, losses, liabilities and damages, investigations or proceedings instituted by any governmental agency or any other Person, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements, incurred by the indemnitee or any of them as a result of, or arising out of, or relating to the execution, delivery, performance or enforcement of this Agreement or any instrument contemplated hereby by any of the indemnitees, except in each such case to the extent any such indemnified liabilities arise on account of such indemnitee's gross negligence, willful misconduct or bad faith.

     10.2  No Waiver; Cumulative Remedies.  No failure or delay on the part of
           ------------------------------
any party in exercising any right, power or remedy hereunder or thereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     10.3  Amendments, Waiver and Consents.  No amendment, modification or
           -------------------------------
addition to this Agreement, and no waiver of or consent to noncompliance with any covenant or other provision of this Agreement, the Debentures or the Warrants shall be effective unless in writing and duly executed by the party against whom enforcement of such amendment, modification, addition, waiver or consent is sought. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     10.4  Notices.  All notices, demands, requests, or other communications
           -------
which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), or facsimile transmission, addressed as follows:


          (a)  if to the Company:


                    Jay Jacobs, Inc.
                    1530 Fifth Avenue
                    Seattle, Washington 98101
                    Facsimile No.:  (206) 621-9830
                    Attn.:  Rex L. Steffey


               with a copy to:



                    Stoel Rives, LLP
                    One Union Square
                    600 University Street, Suite 3600
                    Seattle, Washington 98101-3197
                    Facsimile No.:  (206) 386-7500
                    Attn:  Lee J. Brunz, Esq.

          (b)  if to the Purchasers:



                    c/o Cahill, Warnock & Company, LLC
                    One South Street, Suite 2150
                    Baltimore, Maryland 21202
                    Attn:  Edward L. Cahill
                    Facsimile No.:  (410) 895-3805


               with a copy to:



                    Wilmer, Cutler & Pickering
                    100 Light Street
                    Baltimore, Maryland 21202
                    Attn:  George P. Stamas, Esq.
                    Facsimile No.:  (410) 986-2828



               and:


                    T. Rowe Price Recovery Fund II, L.P.
                    100 East Pratt Street, 7th Floor
                    Baltimore, Maryland 21202
                    Attn: Kim Golden
                    Facsimile No.:  (410) 345-2304



               with a copy to:



                    Testa, Hurwitz & Thibeault, LLP
                    High Street Tower
                    125 High Street
                    Boston, Massachusetts 02110
                    Attn: Michael Collins, Esq.
                    Facsimile No.:  (617) 248-7100


Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     10.5  Costs and Expenses.  The Company agrees to pay all of the Purchasers'
           ------------------
reasonable legal fees and expenses (incurred by Wilmer, Cutler & Pickering and Testa, Hurwitz & Thibeault, LLP) in connection with the preparation, execution and delivery of this Agreement, the Debenture, the Warrant and other instruments and documents to be delivered hereunder.

     10.6  Binding Effect; Assignment.  This Agreement shall be binding upon and
           --------------------------
inure to the benefit of the Company and each Purchaser and their respective successors and assigns and in addition shall inure to the benefit of and be enforceable by each Person who shall become from time to time a Holder of any Debenture and/or Warrant; provided, however, that the Company shall not have the
                          --------  -------
right to assign its rights hereunder or any interest herein without the prior written consent of each Purchaser. The parties hereto agree that the Warrants are not attached to the Debentures and the Warrants may be assigned separately from the Debentures.

     10.7  Survival of Representations and Warranties.  All representations and
           ------------------------------------------
warranties made in this Agreement, the Debentures or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof until the payment in full of the outstanding principal and accrued interest of the Debentures, except for those representations and warranties of the Company made in the Preferred Agreement and incorporated herein, which shall survive as provided in the Preferred Agreement.

     10.8  Prior Agreements.  This Agreement, the Debentures, the Warrants, and
           ----------------
the instruments in documents referred to herein constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

     10.9  Governing Law.  This Agreement shall be governed by, and construed in
           -------------
accordance with, the laws of the State of Delaware (excluding the choice of laws provisions thereof).

     10.10  Headings.  Article, Section and subsection headings in this
            --------
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     10.11  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

     10.12  Further Assurances.  From and after the date of this Agreement, upon
            ------------------
the request of Purchaser, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Debentures, the Warrants, the Warrant Shares, the Conversion Shares, the Additional Warrants and the other agreements and instruments contemplated hereby.


     [Balance of Page Left Blank Intentionally -- Signature Page Follows]

                  DEBENTURE PURCHASE AGREEMENT SIGNATURE PAGE



     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first above written.



THE COMPANY:        JAY JACOBS, INC.



                    By:
                       ______________________________
                       Name:   Rex L. Steffey
                       Title:  President and Chief Executive Officer


THE PURCHASERS:     CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.


                    By:  CAHILL WARNOCK STRATEGIC PARTNERS, L.P.,
                          its General Partner



                    By:
                       ______________________________
                       Name:   Edward L. Cahill
                       Title:  a General Partner



                    STRATEGIC ASSOCIATES, L.P.



                    By:  CAHILL, WARNOCK & COMPANY, LLC
                         its General Partner



                    By:
                       ______________________________
                       Name:   Edward L. Cahill
                       Title:  Managing Member



                    T. ROWE PRICE RECOVERY FUND II, L.P.



                    By: T. ROWE PRICE RECOVERY FUND II ASSOCIATES, L.L.C., its General Partner



                    By:  T. ROWE PRICE ASSOCIATES, INC., its Manager



                     By:
                        ______________________________
                         Name:   Kim Z. Golden
                         Title:  Managing Director